Exhibit 99.1
For Immediate Release
OpenTV Reports Strong Second Quarter Results
Second Quarter Marked by Multi-Year Time Warner Deal and Continued Improvement in Financial
Performance
San Francisco, Calif., August 9, 2006 - OpenTV (NASDAQ GM: OPTV), a leading provider of enabling technologies for advanced digital television services, today announced financial results for its second quarter ended June 30, 2006.
“The financial and operational success OpenTV demonstrated during the second quarter illustrates the continued global demand for our core middleware and advanced digital television solutions,” said OpenTV’s Chairman and Chief Executive Officer, James A. (Jim) Chiddix. “We experienced strong revenue growth during the quarter and posted positive adjusted EBITDA for the third straight quarter. We also achieved a long-term strategic objective by signing a multi-year licensing deal with Time Warner Cable, giving us a strong initial footprint into the U.S cable market. That relationship, combined with our successful ongoing work with Liberty Global, and several other recent deals, firmly establishes our business in both the cable and satellite sectors, offering us a much more diverse client portfolio than several years ago. And that success continues to prove itself through an expanding global footprint, with nearly 71 million OpenTV-enabled set-top boxes now shipped worldwide.”
Key Operating Measures

	Three months ended	Three months ended
USD Millions	June 30, 2006	June 30, 2005	Change
Revenues	$23.7m	$20.9m	13%
Adjusted EBITDA, before unusual items	$0.4m	$(0.1)m	$0.5	m
Cash, Cash Equivalents and Marketable Debt Securities	$65.0m	$66.6m	(2%)
Second Quarter 2006
For the quarter ended June 30, 2006, revenues were $23.7 million, an increase of 13% over revenues of $20.9 million for the second quarter of 2005. Royalties and licenses revenues increased 18% to $14.7 million. Services and other revenues increased 7% to $9.0 million. Adjusted EBITDA, before unusual items, improved to $0.4 million for the quarter ended June 30, 2006, compared to a loss of $0.1 million for the second quarter of 2005. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. Reconciliations of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors is also included in this release.

Net loss for the second quarter of 2006 was $2.5 million, or $0.02 per share, compared to a net loss of $4.0 million, or $0.03 per share, for the second quarter of 2005. Net loss for the 2006 period includes approximately $1.0 million, or $0.01 per share, in share-based compensation expenses, which the company began reporting in 2006 pursuant to SFAS 123R.
As of June 30, 2006, the company had $24.1 million in deferred revenue compared with $22.6 million at the end of 2005.
As of June 30, 2006, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $65.0 million compared to $64.5 million as of December 31, 2005.
Segment Information (quarter over quarter comparisons)
     Revenues
•	Middleware and Integrated Technologies revenues increased by 11% to $18.2 million, compared to $16.4 million.

•	Applications revenues increased by 50% to $4.8 million, compared to $3.2 million.

•	BettingCorp revenues decreased by 46% to $0.7 million, compared to $1.3 million.
     Contribution Margin
•	Middleware and Integrated Technologies contribution margin decreased by $0.3 million to $6.5 million, compared to $6.8 million in the year-ago quarter.

•	Applications contribution margin improved by $0.8 million to break-even, compared to a loss of $0.8 million in the year-ago quarter.

•	BettingCorp contribution margin was a loss of $0.9 million, the same as the year-ago quarter.
For the second quarter of 2006, total contribution margin from the company’s operating segments improved to $5.6 million, compared to $5.1 million in the second quarter of 2005. Unallocated corporate overhead of $5.2 million in the second quarter of 2006 was the same as in the prior year period.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s second quarter financial results. The details of the call are as follows:

Date and Time:	Wednesday, August 9, 2006 at 5:00 p.m. ET / 2 p.m. PT
Dial-in Number US:	866-202-3048
Dial-in Number International:	617-213-8843
Pass Code:	34810432
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	95085965
The conference call replay will be available from Wednesday, August 9, 2006 at 7:00 p.m. ET / 4:00 p.m. PT through Wednesday, August 16, 2006, until 7:00 p.m. ET / 4:00 p.m. PT on the Investor Relations section of the OpenTV website at www.opentv.com.

About Segment Information
Because Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance.
In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
The company defines “contribution margin,” for these purposes, as segment revenues less related direct or indirectly allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate overhead, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. Contribution margin does not take into account substantial costs of doing business, such as unallocated corporate overhead costs, income tax and interest. Management believes that segment contribution margin is a helpful measure in evaluating operational performance for our company. While the company may consider “contribution margin” to be an important measure of comparative operating performance, this measure should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are otherwise presented in our financial statements. In addition, the company’s calculation of “contribution margin” may be different from the calculation used by other companies and, therefore, comparability may be affected.
The company believes “Adjusted EBITDA before unusual items” and ‘contribution margin,” as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. Management believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide an investor with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.
While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Open TV
OpenTV is one of the world’s leading providers of technologies and services enabling the delivery of digital and interactive television. The company’s software has been integrated in over 70 million digital set-top-boxes in 96 countries. The software enables enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.
###

Investor Contact:	Press Contacts
Brian Schaffer / Brad Edwards	Barbara Cassidy
Brainerd Communicators	OpenTV
Tel: +1 (212) 986-6667	Tel: +1 (415) 962-5055
schaffer@braincomm.com	bcassidy@opentv.com
Edwards@braincomm.com
Ray Yeung / Olga Shmuklyer
Brainerd Communicators
Tel: +1 (212) 986-6667
yeung@braincomm.com
shmuklyer@braincomm.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2006	2005*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,999	$47,229
Short-term marketable debt securities	8,046	9,030
Accounts receivable, net of allowance for doubtful accounts of $287 and $305 at June 30, 2006 and December 31, 2005, respectively	17,464	16,873
Prepaid expenses and other current assets	3,044	4,638

Total current assets	76,553	77,770

Long-term marketable debt securities	8,924	8,213
Property and equipment, net	6,094	5,863
Goodwill	97,615	80,124
Intangible assets, net	23,621	27,150
Other assets	4,332	2,945

Total assets	$217,139	$202,065

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,018	$4,361
Accrued liabilities	16,560	18,568
Accrued restructuring	1,699	1,931
Due to Liberty Media	228	182
Current portion of deferred revenue	12,037	14,193

Total current liabilities	33,542	39,235

Long-term liabilities:
Deferred rent	1,248	1,404
Deferred revenue	12,067	8,391

Total long-term liabilities	13,315	9,795

Total liabilities	46,857	49,030

Commitments and contingencies

Minority interest	504	523

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 107,078,440 and 98,105,119 shares issued and outstanding, including treasury shares, at June 30, 2006 and December 31, 2005, respectively	2,233,821	2,230,398
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	490,186	470,596
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	—	(2)
Accumulated other comprehensive loss	(395)	(265)
Accumulated deficit	(2,589,749)	(2,584,130)

Total shareholders’ equity	169,778	152,512

Total liabilities, minority interest and shareholders’ equity	$217,139	$202,065

*	The consolidated balance sheet at December 31, 2005 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and notes required by generally accepted accounting principles.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Royalties and licenses	$14,743	$12,518	$31,114	$27,922
Services and other	8,978	8,356	17,503	15,781

Total revenues	23,721	20,874	48,617	43,703
Cost of revenues:
Royalties and licenses	1,754	1,738	3,495	3,374
Services and other	9,385	5,742	18,443	12,925

Total cost of revenues	11,139	7,480	21,938	16,299

Gross profit	12,582	13,394	26,679	27,404
Operating expenses:
Research and development	7,654	8,107	16,017	16,843
Sales and marketing	3,297	3,323	5,950	6,581
General and administrative	4,266	4,047	9,614	8,258
Restructuring and impairment costs	20	1,692	20	2,177
Amortization of intangible assets	530	393	1,059	790

Total operating expenses	15,767	17,562	32,660	34,649

Loss from operations	(3,185)	(4,168)	(5,981)	(7,245)
Interest income	898	404	1,448	724
Other (expense) / income, net	(201)	424	(198)	362
Minority interest	10	(16)	19	44

Loss before income taxes	(2,478)	(3,356)	(4,712)	(6,115)
Income tax expense	(14)	(686)	(907)	(1,211)

Net loss	$(2,492)	$(4,042)	$(5,619)	$(7,326)

Net loss per share, basic and diluted:	$(0.02)	$(0.03)	$(0.04)	$(0.06)

Shares used in per share calculation, basic and diluted	137,392,075	123,337,922	136,684,318	122,919,919

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(5,619)	$(7,326)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,539	2,200
Amortization of intangible assets	3,529	2,561
Amortization of share-based compensation	2,054	4
Non-cash employee compensation	40	102
Provision for doubtful accounts	(18)	—
Non-cash impairment costs	—	602
Loss on disposal of fixed assets	10	—
Minority interest	(19)	(44)
Changes in operating assets and liabilities:
Accounts receivable	(573)	6,675
Prepaid expenses and other current assets	1,594	447
Other assets	(1,387)	(743)
Accounts payable	(1,343)	(1,022)
Accrued liabilities and deferred rent	494	(1,464)
Accrued restructuring	(232)	836
Due to Liberty Media	46	(229)
Deferred revenue	1,520	3,017

Net cash provided by operating activities	1,635	5,616

Cash flows from investing activities:
Purchase of property and equipment	(1,668)	(1,510)
Proceeds from sale of marketable debt securities	6,800	25,438
Purchase of marketable debt securities	(6,555)	(8,999)
Private equity investments	—	(300)

Net cash (used in) / provided by investing activities	(1,423)	14,629

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	772	22

Net cash provided by financing activities	772	22

Effect of exchange rate changes on cash and cash equivalents	(214)	(237)

Net increase in cash and cash equivalents	770	20,030

Cash and cash equivalents, beginning of period	47,229	35,660

Cash and cash equivalents, end of period	$47,999	$55,690

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(340)	$(623)

Non-cash investing and financing activities
Conversion of exchangeable shares	$17,491	$26

Value of bonus shares issued to employees	$2,658	$3,180

OPENTV CORP.
SEGMENT INFORMATION AND RECONCILIATION OF
CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET LOSS
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Middleware and integrated technologies
Royalties and licenses	$13.8	$12.4	$29.4	$27.8
Services and other	4.4	4.0	8.4	7.4

Subtotal — Middleware and integrated technologies	18.2	16.4	37.8	35.2

Applications
Royalties and licenses	0.9	0.1	1.7	0.1
Services and other	3.9	3.1	7.4	6.2

Subtotal — Applications	4.8	3.2	9.1	6.3

BettingCorp
Royalties and licenses	—	—	—	—
Services and other	0.7	1.3	1.7	2.2

Subtotal — BettingCorp	0.7	1.3	1.7	2.2

Total Revenue	$23.7	$20.9	$48.6	$43.7

Contribution margin:
Middleware and integrated technologies	$6.5	$6.8	$14.0	$16.0
Applications	—	(0.8)	(0.6)	(2.8)
BettingCorp	(0.9)	(0.9)	(1.7)	(2.3)

Total contribution margin	5.6	5.1	11.7	10.9
Unallocated corporate overhead	(5.2)	(5.2)	(10.5)	(11.2)

Adjusted EBITDA before unusual items	0.4	(0.1)	1.2	(0.3)
Restructuring and impairment costs	—	(1.7)	—	(2.2)

Adjusted EBITDA	0.4	(1.8)	1.2	(2.5)
Depreciation and amortization	(0.8)	(1.1)	(1.5)	(2.2)
Amortization of intangible assets	(1.8)	(1.3)	(3.6)	(2.6)
Amortization of share-based compensation	(1.0)	—	(2.1)	—
Interest income	0.9	0.4	1.5	0.7
Other (expense) / income, net	(0.2)	0.5	(0.2)	0.4
Minority interest	—	—	—	0.1

Loss before income taxes	(2.5)	(3.3)	(4.7)	(6.1)
Income tax expense	—	(0.7)	(0.9)	(1.2)

Net loss	$(2.5)	$(4.0)	$(5.6)	$(7.3)